UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/11/2011

Commission File Number

Kraton Performance Polymers, Inc.	001-34581

Kraton Polymers LLC	333-123747

Kraton Performance Polymers, Inc.

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521

Kraton Polymers LLC	Delaware	26-3739386
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 11, 2011, Kraton Polymers LLC and Kraton Polymers Capital Corporation issued a press release announcing the execution of a supplemental indenture on February 10, 2011 and the early tender results in connection with their tender offer to purchase for cash any and all of their outstanding 8.125% Senior Subordinated Notes due 2014 (the “Notes”), and a concurrent solicitation of consents from the holders of the Notes to amend the indenture governing the Notes. As of the previously announced consent payment deadline of 5:00 p.m., New York City time, on February 10, 2011, $151,025,000 in aggregate principal amount, or approximately 92.65% of the Notes outstanding had been validly tendered and not withdrawn.

The press release announcing the execution of a supplemental indenture and the early tender results is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release dated February 11, 2011 titled “Kraton Polymers LLC and Kraton Polymers Capital Corporation Announce Execution of Supplemental Indenture and Early Results for the Previously Announced Tender Offer for Their 8.125% Senior Subordinated Notes Due 2014.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: February 11, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

Kraton Polymers LLC

Date: February 11, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer